EXHIBIT 11


                           FORM 10-K DECEMBER 31, 2003

                           COMMISSION FILE NO. 1-8491

                                   EXHIBIT 11

                      HECLA MINING COMPANY AND SUBSIDIARIES

       CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

              For the Years Ended December 31, 2003, 2002 and 2001

                                                                 Year Ended December 31,
                                                     ---------------------------------------------
                                                        2003             2002             2001
                                                     -----------      -----------      -----------
Shares of common stock issued at
     beginning of period                              86,187,468       73,068,796       66,859,752

The incremental effect of the issuance
     of stock in exchange for preferred shares           288,930        5,413,094               --

The incremental effect of the issuance of
     new shares for cash, net of issuance costs       23,000,000               --        2,395,784

The incremental effect of the issuance of
     stock held by grantor trust                              --               --           16,695

The incremental effect of the issuance
     of new shares under Stock Option and
     Warrant Plans                                       972,928        1,337,437          182,290

The incremental effect for the issuance
     of stock as compensation                            168,884          395,052               --

The incremental effect of the issuance
     of stock related to unearned compensation                --           57,106            3,173
                                                     -----------      -----------      -----------

                                                     110,618,210       80,271,485       69,457,694

     Less:
         Weighted average treasury shares held             8,274           21,735           62,116
                                                     -----------      -----------      -----------

Weighted average number of common shares
     outstanding during the period                   110,609,936       80,249,750       69,395,578
                                                     ===========      ===========      ===========